                                                                  EXECUTION COPY

                           STOCK PURCHASE AGREEMENT

          This STOCK PURCHASE AGREEMENT (this "Agreement") is made and entered into as of July 20, 2001 by and among Global Sports, Inc., a Delaware corporation (the "Company"), Michael G. Rubin ("Rubin"), and Interactive Technology Holdings, LLC, a Delaware limited liability company (the "Purchaser").

                                   RECITALS

     WHEREAS, the Company has authorized the sale and issuance of an aggregate of 3,000,000 shares (the "Company Shares") of the Company's common stock, par value $0.01 per share (the "Common Stock"); and

     WHEREAS, the Company desires to sell and issue the Company Shares to the Purchaser, and the Purchaser desires to purchase the Company Shares from the Company, all on the terms and conditions set forth herein; and

     WHEREAS, Rubin desires to sell to the Purchaser, and the Purchaser desires to purchase from Rubin, 1,000,000 shares (the "Rubin Shares" and, together with the Company Shares, the "Shares") of Common Stock, all on the terms and conditions set forth herein; and

     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I
                        AUTHORIZATION AND SALE OF STOCK

     Section 1.1  SALE OF THE COMPANY SHARES.  Subject to the terms and
                  --------------------------
conditions hereof, at the Closing (as defined in Section 2.1 hereof), the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, the Company Shares for an aggregate purchase price of $30,000,000 (the "Company Purchase Price"). The Company Shares shall have the rights, preferences, privileges and restrictions set forth in the Company's Certificate of Incorporation.

     Section 1.2  SALE OF THE RUBIN SHARES.  Subject to the terms and conditions
                  ------------------------
hereof, at the Closing, Rubin shall sell to the Purchaser, and the Purchaser shall purchase from Rubin, the Rubin Shares for an aggregate purchase price of $10,000,000 (the "Rubin Purchase Price"). The Rubin Shares shall have the rights, preferences, privileges and restrictions set forth in the Company's Certificate of Incorporation.

                                  ARTICLE II
                            CLOSING DATE; DELIVERY

     Section 2.1  CLOSING AND LOCATION.  The purchase and sale of the Shares
                  --------------------
hereunder shall take place at a closing (the "Closing") at the offices of Drinker Biddle & Reath LLP, One Logan Square, Philadelphia, Pennsylvania 19103, at 10:00 a.m., Philadelphia, Pennsylvania time, on the third business day following the date on which the last to be fulfilled or waived of the conditions to the Closing set forth in Sections 7.1 and 7.2 hereof have been fulfilled or waived in accordance with this Agreement or such other date as is mutually agreed to by the Company, Rubin and the Purchaser (as the case may be, the "Closing Date").

     Section 2.2  DELIVERY.  Subject to the terms and conditions of this
                  --------
Agreement, at the Closing, (i) the Company shall deliver to the Purchaser a stock certificate or certificates representing the Company Shares, registered in the name of the Purchaser or its assigns, against payment of the Company Purchase Price therefor; (ii) Rubin shall deliver to the Purchaser a stock certificate or certificates representing the Rubin Shares in appropriate form for transfer to the Purchaser or its assigns, duly endorsed in blank or accompanied by stock powers duly executed in blank, against payment of the Rubin Purchase Price therefor; and (iii) the Purchaser shall deliver (A) to the Company, the Company Purchase Price by wire transfer of immediately available funds to an account designated in writing by the Company, and (B) to Rubin, the Rubin Purchase Price by wire transfer of immediately available funds to an account designated in writing by Rubin.

     Section 2.3  CONSUMMATION OF CLOSING.  All acts, deliveries and
                  -----------------------
confirmations comprising the Closing regardless of chronological sequence shall be deemed to occur contemporaneously and simultaneously upon the occurrence of the last act, delivery or confirmation of the Closing and none of such acts, deliveries or confirmations shall be effective unless and until the last of same shall have occurred.


                                  ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF RUBIN

     Rubin hereby represents and warrants to the Purchaser as follows:

     Section 3.1  AUTHORITY; NO CONFLICT; REQUIRED FILINGS AND CONSENTS.
                  -----------------------------------------------------

             (a) This Agreement has been duly executed and delivered by Rubin and constitutes the valid and legally binding obligation of Rubin, enforceable against Rubin in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

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

             (b) The execution and delivery by Rubin of this Agreement, the sale of the Rubin Shares, and consummation of the transactions contemplated by this Agreement will not (i) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which Rubin is a party or by which Rubin may be bound, or (ii) conflict with or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Rubin, except in the case of (i) and (ii) for any such violations, defaults, breaches, terminations, cancellations, accelerations, losses or conflicts which would not, individually or in the aggregate, materially burden or delay the consummation of the transactions contemplated hereby.

             (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality (a "Governmental Entity") is required by or with respect to Rubin in connection with the execution and delivery of this Agreement, the sale of the Rubin Shares, or the consummation of the transactions contemplated hereby, except for (i) such filings as may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and (ii) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not, individually or in the aggregate, materially burden or delay the consummation of the transactions contemplated hereby.

     Section 3.2  OWNERSHIP OF THE RUBIN SHARES.  Rubin owns beneficially and of
                  -----------------------------
record, and has good and valid title to, the Rubin Shares, free and clear of any liens or encumbrances. There are no shareholder or other agreements affecting the right of Rubin to convey the Rubin Shares to the Purchaser or any other right of Rubin with respect to the Rubin Shares (other than certain restrictions in certain voting agreements between Rubin and each of the Softbank Entities (as defined in Section 7.1(b) hereof), RCV (as defined in Section 7.1(b) hereof) and the Purchaser), and Rubin has the absolute right, authority, power and capacity to sell, assign and transfer the Rubin Shares to the Purchaser, free and clear of any liens or encumbrances. At the Closing, Rubin will transfer to the Purchaser all right, title and interest in and to the Rubin Shares, free and clear of any liens or encumbrances other than those created as a result of any action by the Purchaser; provided, however, that the Rubin Shares may be subject
                         --------  -------
to restrictions on transfer under applicable securities laws or under this Agreement or the Registration Rights Agreement (as defined in Section 4.4(a) hereof). The rights, preferences, privileges and restrictions of the Rubin Shares are as stated in the Company's Certificate of Incorporation. The sale of the Rubin Shares are not and will not be subject to any preemptive rights or rights of first refusal applicable to Rubin that have not been properly waived or complied with.

     Section 3.3  FINDER'S FEES.  Rubin has retained no finder or broker in
                  -------------
connection with the transactions contemplated by this Agreement and hereby agrees to indemnify and to hold the Purchaser and the Company harmless from any liability for commission or compensation in the nature of a finder's fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which Rubin, or any representatives acting on behalf of Rubin, is or may be responsible as a result of the transactions contemplated hereby.

     Section 3.4  OFFERING VALID.  Assuming the accuracy of the representations
                  --------------
and warranties of the Purchaser contained in Sections 5.3 and 5.4 hereof, the offer and sale of the Rubin Shares will be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), and will have been registered or qualified or are exempt from registration and qualification under the registration, permit or qualification requirements of all other applicable securities laws. Neither Rubin nor any agent on his behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Rubin Shares to any person or persons so as to bring the sale of such securities by Rubin within the registration provisions of the Securities Act or any other applicable securities laws.


                                  ARTICLE IV
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants to the Purchaser as follows:

     Section 4.1  ORGANIZATION.  The Company is a corporation duly organized,
                  ------------
validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power to own, lease and operate its property and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified and in good standing, except for any such jurisdiction in which the failure to be so qualified and in good standing would not, individually or in the aggregate, have a material adverse effect on the business, financial condition, results of operations or prospects of the Company (a "Material Adverse Effect").

     Section 4.2  SUBSIDIARIES.  Each of the Company's subsidiaries is a
                  ------------
corporation duly organized, validly existing in good standing under the laws of the jurisdiction of its organization, and is duly qualified to do business and in good standing in the jurisdictions where it is required to be so qualified and is in good standing, except for any such jurisdiction in which the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect.

     Section 4.3  VALID ISSUANCE OF COMPANY SHARES.  The Company Shares, when
                  --------------------------------
issued and paid for in accordance with this Agreement, will be (a) duly authorized, validly issued, fully paid and non-assessable, and (b) free of any liens or encumbrances other than as a result of any action by the Purchaser; provided, however, that the Company Shares may be subject to restrictions on
--------  -------
transfer under applicable securities laws or under this Agreement or the Registration Rights Agreement. The rights, preferences, privileges and restrictions of the Company Shares are as stated in the Company's Certificate of Incorporation. The sale of the Company Shares are not and will not be subject to any preemptive rights or rights of first refusal applicable to the Company that have not been properly waived or complied with.

     Section 4.4  AUTHORITY; NO CONFLICT; REQUIRED FILINGS AND CONSENTS.
                  -----------------------------------------------------

             (a) The Company has all requisite corporate power and authority to enter into, execute and deliver this Agreement and the Second Amendment to the Second Amended and Restated Registration Rights Agreement (the "Registration Rights Agreement") in the form attached hereto as Exhibit A (the "Registration
                                                  ---------
Right Agreement Amendment"), to issue and sell the Company Shares, and to consummate the transactions contemplated by this Agreement. This Agreement and the Registration Rights Agreement Amendment have been duly authorized, executed and delivered by the Company and constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

             (b) The execution and delivery by the Company of this Agreement and the Registration Rights Agreement Amendment, the issuance and sale of the Company Shares, and consummation of the transactions contemplated by this Agreement will not (i) conflict with, or result in any violation or breach of any provision of, the Certificate of Incorporation or Bylaws of the Company,
(ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries, properties or assets may be bound, or (iii) conflict with or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its subsidiaries, properties or assets, except in the case of (ii) and (iii) for any such violations, defaults, breaches, terminations, cancellations, accelerations, losses or conflicts which would not, individually or in the aggregate, have a Material Adverse Effect, and would not materially burden or delay the consummation of the transactions contemplated hereby.

             (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to the Company in connection with the execution and delivery of this Agreement and the Registration Rights Agreement Amendment, the issuance and sale of the Company Shares, or the consummation of the transactions contemplated hereby, except for (i) the filing of a Form D under the Securities Act, (ii) such filings as may be required under applicable state securities laws or the HSR Act, and (iii) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not, individually or in the aggregate, have a Material Adverse Effect on the Company and would not materially burden or delay the consummation of the transactions contemplated hereby.

     Section 4.5  CAPITALIZATION.
                  --------------

             (a) The authorized capital stock of the Company as of the date hereof consists of (i) 90,000,000 shares of Common Stock and (ii) 5,000,000 shares of Preferred Stock, $0.01 par value per share. Schedule 4.5(a) sets forth
                                                      ---------------
a true and complete list as of July 17, 2001 of the total number of all outstanding shares of the Company's capital stock and all options, warrant and other rights to acquire shares of the Company's capital stock held by employees and directors, on the one hand, and by all other persons, on the other hand, and from July 17, 2001 until the date hereof, there have been no changes in the total number of outstanding shares of the Company's capital stock and options, warrants or other rights to acquire shares of the Company's capital stock other than as a result of the issuance of shares of the Company's capital stock upon the exercise or conversion of any option, warrant or other right set forth on
Schedule 4.5(a). All issued and outstanding shares of Common Stock and Preferred
---------------
Stock have been duly authorized and validly issued, are fully paid and non-assessable and were issued in compliance with all applicable laws concerning the issuance of securities.

             (b) Other than (i) as disclosed in the Company Commission Reports (as defined below) or in documents incorporated by reference therein, (ii) stock options and employee stock purchases following the date of the most recent Company Commission Report under the Company's stock option, stock incentive and stock purchase plans described in the Company Commission Reports and (iii) as disclosed on Schedule 4.5(b) hereto, there are no outstanding options, warrants,
             ---------------
rights (including conversion or preemptive rights, anti-dilution rights and rights of first refusal), agreements or commitments of any kind to which the Company is a party or by which the Company is bound relating to the issuance, conversion, registration, voting, sale or transfer of any equity interests or other securities of the Company or obligating the Company to purchase or redeem any such equity interests or other securities of the Company.

     Section 4.6  COMMISSION FILINGS; FINANCIAL STATEMENTS.
                  ----------------------------------------

             (a) The Company has filed with the Securities and Exchange Commission (the "Commission") and made available to the Purchaser and its representatives all forms, reports and documents filed by the Company with the Commission since December 31, 2000 (collectively, the "Company Commission Reports"). The Company Commission Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as applicable, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such amending or superseding filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

             (b) Each of the financial statements (including, in each case, any related notes) contained in the Company Commission Reports complied as to form in all material respects with the applicable published rules and regulations of the Commission with respect thereto, was prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the Commission) and include all adjustments, consisting only of normal accounting adjustments, that the Company reasonably considers necessary for a fair presentation of its financial position at the respective dates and the results of its operations and cash flows for the periods indicated. Except as disclosed in the Company Commission Reports filed with the Commission prior to the date hereof, since December 31, 2000, taking into account the cumulative effect of all developments and events since such date, there has not been any development or event, or series of developments or events, that would reasonably be expected to have a Material Adverse Effect.

     Section 4.7   COMPLIANCE WITH LAWS.  Each of the Company and its
                   --------------------
subsidiaries has complied with, is not in violation of, and has not received any notices of violation with respect to, any federal, state or local statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, including but not limited to statutes, laws or regulations relating to the protection of the environment or concerning the handling, storage, disposal or discharge of toxic materials, except for failures to comply or violations which would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

     Section 4.8   STOCKHOLDERS' CONSENT.  No consent or approval of the
                   ---------------------
stockholders of the Company is required or necessary for the Company to enter into this Agreement and the Registration Rights Agreement Amendment or to consummate the transactions contemplated hereby.

     Section 4.9   LITIGATION.  Except as otherwise disclosed as of the date of
                   ----------
this Agreement in the Company Commission Reports, (i) there is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries or properties or any of its officers or directors (in their capacities as such), which, if determined adversely to the Company, would, individually or in the aggregate, have a Material Adverse Effect, and (ii) there is no judgment, decree or order against the Company or any of its subsidiaries, or, to the knowledge of the Company, against any of its respective directors or officers (in their capacities as such) relating to the business of the Company or any of its subsidiaries, the existence of which would have a Material Adverse Effect.

     Section 4.10  INTELLECTUAL PROPERTY.  Except as disclosed in the Company
                   ---------------------
Commission Reports or as set forth on Schedule 4.10, each of the Company and its
                                      -------------
subsidiaries (i) owns or possesses adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights, technology, software, know-how and trade secrets (collectively, "Intellectual Property") necessary to conduct the business now conducted by the Company and its subsidiaries and (ii) either owns or possesses, or can acquire on commercially reasonable terms, adequate licenses or other rights to use all Intellectual Property necessary to conduct the business proposed to be conducted by the Company and its subsidiaries. Except as disclosed in the Company Commission Reports, neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with (and knows of no such infringement of or conflict with) asserted rights of others with respect to any Intellectual Property; and, to the Company's knowledge, the discoveries, inventions, products, services or processes used in the business of the Company and its subsidiaries do not infringe or conflict with any right or patent of any third party, or any discovery, invention, product or process which is the subject of a patent application filed by any third party.

  Section 4.11  SPECIAL BENEFITS.  There exist no provisions contained in any
                ----------------
employment or severance agreement or benefit plan of the Company which provide for the payment, accrual or acceleration of any benefit to any person as a result of the consummation of the transactions contemplated hereby.

  Section 4.12  FINDER'S FEES.  The Company has retained no finder or broker in
                -------------
connection with the transactions contemplated by this Agreement and hereby agrees to indemnify and to hold the Purchaser harmless from any liability for commission or compensation in the nature of a finder's fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which the Company, or any of its employees or representatives acting on behalf of the Company, is or may be responsible as a result of the transactions contemplated hereby.

  Section 4.13  OFFERING VALID.  Assuming the accuracy of the representations
                --------------
and warranties of the Purchaser contained in Sections 5.3 and 5.4 hereof, the offer, sale and issuance of the Company Shares will be exempt from the registration requirements of the Securities Act, and will have been registered or qualified or are exempt from registration and qualification under the registration, permit or qualification requirements of all other applicable securities laws. Neither the Company nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Company Shares to any person or persons so as to bring the sale of such securities by the Company within the registration provisions of the Securities Act or any other applicable securities laws.


                                   ARTICLE V
                REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

     The Purchaser represents and warrants to the Company and Rubin as follows:

     Section 5.1  ORGANIZATION.  The Purchaser is a limited liability company
                  ------------
duly organized, validly existing and in good standing under the laws of the State of Delaware.

     Section 5.2  AUTHORITY.
                  ---------

             (a) The Purchaser has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary action on the part of the Purchaser. This Agreement has been duly executed and delivered by the Purchaser and constitutes a valid and legally binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

             (b) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to the Purchaser in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of a notification and report form under the HSR Act, compliance with the rules and regulations thereunder and satisfaction of the applicable waiting period thereunder, (ii) the filing of an amended Schedule 13D and a Form 4 under the Exchange Act, and (iii) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not materially burden or delay the consummation of the transactions contemplated hereby.

     Section 5.3  PURCHASE ENTIRELY FOR OWN ACCOUNT.  The Shares will be
                  ---------------------------------
acquired solely for investment purposes, for the Purchaser's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof. The Purchaser has not been formed for the specific purpose of acquiring the Shares. It is understood that transfers by the Purchaser of Shares to one or more members of the Purchaser Group (as defined in Section 9.3) shall not be deemed to be inconsistent with this Section 5.3, and the Purchaser shall be permitted to make such transfers from time to time without restriction, so long as any such transfer complies with the Securities Act and any applicable state securities laws.

     Section 5.4  INVESTMENT EXPERIENCE.  The Purchaser is an "accredited
                  ---------------------
investor" as defined in Rule 501(a)(3) under the Securities Act. The Purchaser has had an opportunity to ask questions and receive answers regarding the Company's business affairs and financial condition and believes it has acquired sufficient information about the Company to reach an informed decision to purchase the Shares. The Purchaser has such business and financial experience as is required to give it the capacity to protect its own interests in connection with the purchase of the Shares.

     Section 5.5  RESTRICTED SECURITIES.  The Purchaser understands that the
                  ---------------------
Shares are characterized as "restricted securities" under the Securities Act inasmuch as they are being acquired in a transaction not involving a public offering and that the Purchaser must hold the Shares indefinitely unless the sale thereof is registered under the Securities Act and qualified under state securities laws, or an exemption from such registration and qualification requirements is available. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Shares and on requirements relating to the Company which are outside of the Purchaser's control.

     Section 5.6  LEGENDS.  The Purchaser understands that the Shares, and any
                  -------
securities issued in respect thereof or exchange therefor, may bear one or all of the following legends until such time, if any, as the Shares or such securities (i) are sold in compliance with Rule 144 under the Securities Act (or a comparable successor provision) or in a transaction registered under the

Securities Act or (ii) may be resold pursuant to Rule 144(k) under the Securities Act (or a comparable successor provision):

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN APPLICABLE EXEMPTION THEREFROM AND IN COMPLIANCE WITH THE TERMS OF THE STOCK PURCHASE AGREEMENT, DATED AS OF JULY 20, 2001, WITH THE COMPANY AND MICHAEL G. RUBIN, A COPY OF WHICH IS AVAILABLE FROM THE COMPANY ON REQUEST."

     Section 5.7  FINDER'S FEES.  The Purchaser has not retained any finder or
                  -------------
broker in connection with the transactions contemplated by this Agreement and hereby agrees to indemnify and to hold the Company and Rubin harmless from any liability for any commission or compensation in the nature of a finder's fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which the Purchaser, or any of its employees or representatives acting on behalf of the Purchaser, is or may be responsible as a result of the transactions contemplated hereby.


                                  ARTICLE VI
                                   COVENANTS

     Section 6.1  HSR ACT FILINGS.
                  ---------------

             (a) The Purchaser shall make all filings required under the HSR Act relating to the transactions contemplated by this Agreement and shall use commercially reasonably efforts to cause any such required filings to be made promptly, but in no event more than 15 days, after the date hereof.

             (b) The Company shall make all filings required under the HSR Act relating to the transactions contemplated by this Agreement and shall use commercially reasonable efforts to cause any such required filings to be made promptly, but in no event more than 15 days, after the date hereof.

             (c) The parties will each use commercially reasonable efforts to promptly furnish, or, cause to be furnished, any information that may be required by the Federal Trade Commission (the "FTC") or the Department of Justice (the "DOJ") under the HSR Act in order for the requisite approvals for the purchase and sale of the Shares and the consummation of the related transactions contemplated by this Agreement to be obtained or any applicable waiting periods to be terminated or expire; provided, however, that in the event
                                            --------  -------
the FTC or the DOJ
issues a "second request" in connection with any such filing, the parties hereto will consult with each other in good faith regarding appropriate further action, which shall be taken only to the extent agreed upon by the Company, Rubin and the Purchaser.

     Section 6.2  CLARIFICATION OF COVENANTS IN 2000 STOCK PURCHASE AGREEMENT.
                  -----------------------------------------------------------

             (a) The Company and the Purchaser entered into that certain Stock and Warrant Purchase Agreement dated as of September 13, 2000 (the "2000 Stock Purchase Agreement"), pursuant to which the Purchaser acquired 5,000,000 shares of Common Stock and warrants to purchase an additional 4,500,000 shares of Common Stock. The 2000 Stock Purchase Agreement contains various covenants that require the Purchaser Group to maintain certain ownership percentages of Common Stock, based on the number of shares of Common Stock that the Purchaser Group held immediately after the closings of the transactions contemplated in the 2000 Stock Purchase Agreement, in order to retain certain rights granted by the Company therein (specifically, Section 5.2 regarding the right to designate members of the Company's Board of Directors, Section 5.8 regarding the right to prohibit the Company from entering into transactions with certain excluded transferees, and Section 5.9 regarding the right to designate a non-voting observer to attend meetings of the Company's Board of Directors and its committees). The parties hereby clarify that it was their intention at the time they entered into the 2000 Stock Purchase Agreement that, if the Purchaser ever acquired additional shares of Common Stock, it would be permitted to include such additional shares for the purpose of determining whether such ownership thresholds were met (while still basing such ownership threshold tests on the number of shares of Common Stock that the Purchaser Group held immediately after the closings of the transactions contemplated in the 2000 Stock Purchase Agreement). Accordingly, the Purchaser shall be entitled to include the Shares purchased hereunder, and any other shares of Common Stock hereafter acquired, for the purpose of determining whether such ownership thresholds are met.

             (b) The 2000 Stock Purchase Agreement also contains a covenant in
Section 5.3 thereof regarding the preemptive right of the Purchaser (including qualifying transferees thereof) to purchase its Proportionate Share (as such term is defined in the 2000 Stock Purchase Agreement) of any shares of Common Stock or Rights (as such term is defined in the 2000 Stock Purchase Agreement) proposed to be issued, granted or sold by the Company from time to time. The parties hereby clarify that it was there intention at the time they entered into the 2000 Stock Purchase Agreement that, if the Purchaser (or any such qualifying transferee) ever acquired additional shares of Common Stock, the Purchaser (or such qualifying transferee) would be permitted to include such additional shares for the purpose of calculating the Purchaser's (or any qualifying transferee's) Proportionate Share thereunder. Accordingly, the Purchaser (and any qualifying transferee of the Shares) shall be entitled to include the Shares purchased hereunder, and any other shares of Common Stock or Rights hereafter acquired, for the purpose of calculating the Purchaser's (or such qualifying transferee's) Proportionate Share thereunder.

          (c) The 2000 Stock Purchase Agreement (including, without limitation, those covenants mentioned above and all other covenants contained therein), as clarified hereby, shall be and remain in full force and effect in accordance with its terms.

     Section 6.3  PUBLICITY.  The Company, Rubin and the Purchaser shall consult
                  ---------
with each other prior to issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and prior to making any filings with any federal or state governmental or regulatory agency or any self-regulatory organization with respect thereto.

     Section 6.4  LISTING OF THE SHARES.  The Company shall file on a timely
                  ---------------------
basis such notification with the NASD as shall be required in connection with the issuance of the Company Shares, and shall take all such other action as shall be appropriate, with respect to the listing of the Company Shares on Nasdaq or such other national securities exchange or trading market on which other shares of Common Stock are listed.

     Section 6.5  REMOVAL OF LEGEND.  The Company shall promptly remove, upon
                  -----------------
the request of the Purchaser or any transferee of Shares, the legend set forth in Section 5.6 hereof from the share certificates representing such Shares upon such time as the Shares (a) are sold in compliance with Rule 144 under the Securities Act (or a comparable successor provision) or in a transaction registered under the Securities Act or (b) may be resold pursuant to Rule 144(k) under the Securities Act (or a comparable successor provision); provided that
                                                                --------
the Purchaser shall be required to provide to the Company appropriate certification as may be reasonably necessary to demonstrate that clause (a) or
(b), as the case may be, is applicable.

     Section 6.6  FUTURE AND CURRENT INVESTMENTS AND ACTIVITIES; INFORMATION.
                  ----------------------------------------------------------

          (a) The Company acknowledges that (i) the Purchaser and its Affiliates engage in a wide variety of activities and have investments in many other companies, (ii) it is critical to the Purchaser that the Purchaser and its Affiliates be permitted to continue to develop their current and future business and investment activities without any restriction arising from an investment by the Purchaser or any Affiliate in the Company, the right of Purchaser or any Affiliate to designate a member of the board of directors of the Company or any committee thereof or any relationship, contractual or otherwise, between the Purchaser and any Affiliate and the Company or any affiliate of the Company, and
(iii) from time to time, in connection with the foregoing activities of the Purchaser and its current and future Affiliates (the "Activities"), the Purchaser and Affiliates of the Purchaser may have information that may be useful to the Company (which information may or may not be known by a Designated Director (as defined below) or Observer (as defined in the 2000 Stock Purchase Agreement)). The Company further acknowledges that, subject to the provisions of applicable law, (A) the Company does not intend or desire that the relationship between the Purchaser and any of its Affiliates with the Company and any of its affiliates (x) interfere with or impose conditions or restrictions on any of the Activities of the Purchaser or any of its current or future Affiliates, or (y) confer upon the Company any right to participate in any of the Activities of the Purchaser or any of its Affiliates, and (B) the Company intends and desires that
(I) the Purchaser and its Affiliates shall be free to
engage in the Activities in any capacity, whether active or passive, without any obligation or liability to the Company or to its shareholders, including, without any limitation, any obligation to offer the Company a right to acquire, participate or have any interest of any nature whatsoever in any of such Activities; (II) no director designated by the Purchaser or any Affiliate (a "Designated Director") shall have any liability solely by reason of any such Activities (it being understood that no action by a Designated Director in connection with any such Activities shall be deemed to constitute as such a breach by such Designated Director of any duty owed to the Company); and (III) the Purchaser, its Affiliates, and its Designated Directors and Observer, shall have no duty to disclose any information known to such person to the Company; provided, however, that this Section 6.6 shall not relieve the Purchaser, its
--------  -------
Affiliates or a Designated Director or Observer of its or his duty of confidentiality with respect to information pertaining to the Company; and provided, further, that, in the event it has been finally adjudicated by a court
--------  -------
of competent jurisdiction that, notwithstanding the provisions of this Section 6.6, any of the foregoing actions on the part of the Purchaser, its Affiliates, or a Designated Director or Observer has resulted in any liability of, or the imposition of any equitable remedy against, the Purchaser or such Affiliate, Designated Director or Observer to the Company by reason of a breach of the fiduciary duty of such person to the Company, there shall not be deemed to have been a violation or breach of this Section 6.6 by the Company.

          (b) The Company hereby waives, to the full extent that it may do so under applicable law, any claim arising under the corporate opportunity doctrine. In this connection, the Company represents that the board of directors has, in conformance with Section 122(17) of the Delaware General Corporation Law, adopted a resolution to renounce any interest or expectancy of the Company in, or being offered an opportunity to participate in, any business opportunities presented to the Purchaser or any of its Affiliates from whatever source other than the Company.

     Section 6.7  AGREEMENTS WITH RESPECT TO VOTING AGREEMENTS.
                  --------------------------------------------

          (a) The Purchaser agrees that the sale of the Rubin Shares by Rubin to the Purchaser hereunder shall not constitute a disposition of such shares for purposes of Section 7 of that certain Voting Agreement dated as of September 13, 2000 by and between ITH and Rubin (the "Rubin-ITH Voting Agreement").

          (b) To the extent that Section 5.2 of the 2000 Stock Purchase Agreement is incorporated by reference into the Rubin-ITH Voting Agreement, Rubin hereby acknowledges his consent to the clarification of such section as set forth in Section 6.2(a) hereof.

          (c) Upon the execution of the Softbank Letter Agreement (as defined in Section 7.1(i) hereof), the Purchaser acknowledges that, to the extent that Section 5.2 of that certain Stock Purchase Agreement dated April 28, 2000 between the Company and the Softbank Entities is incorporated by reference into that certain Voting Agreement dated as of September 13, 2000 by and among ITH and the Softbank Entities, the Purchaser consents to the amendment of such section as set forth in the Softbank Letter Agreement.

     Section 6.8  FULFILLMENT OF CONDITIONS.  Each of the Company, Rubin and the
                  -------------------------
Purchaser shall use reasonable efforts to perform, comply with and fulfill all obligations, covenants and conditions required by this Agreement to be performed, complied with or fulfilled on its part prior to or on the Closing Date.

     Section 6.9  FURTHER ASSURANCES.  The Company and Rubin shall use their
                  ------------------
respective reasonable efforts at any time and from time to time prior to, at and after the Closing to execute and deliver to the Purchaser such further documents and instruments and to take all such further actions as the Purchaser reasonably may request in order to convey and transfer the Company Shares and the Rubin Shares, respectively, to the Purchaser and to consummate the transactions contemplated by this Agreement.


                                  ARTICLE VII
                             CONDITIONS TO CLOSING

     Section 7.1  CONDITIONS TO THE PURCHASER'S OBLIGATIONS AT THE CLOSING.  The
                  --------------------------------------------------------
obligation of the Purchaser to consummate the transactions contemplated herein at the Closing is subject to the fulfillment on or prior to the Closing Date of the following conditions:

          (a)     REPRESENTATIONS AND WARRANTIES CORRECT; PERFORMANCE OF
                  ------------------------------------------------------
OBLIGATIONS.  The representations and warranties made by Rubin in Article III
-----------
hereof and by the Company in Article IV hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date (except with respect to representations and warranties made as of a specific time, which shall be true in all material respects as of such time, and except for representations and warranties containing a materiality qualification, which must be true in all respects) with the same effect as though such representations and warranties had been made at and as of the Closing Date; and the Company and Rubin shall have performed all obligations herein required to be performed by each of them on or prior to the Closing Date in all material respects (except with respect to obligations containing a materiality qualification, which must be performed in all respects).

          (b)     REGISTRATION RIGHTS AGREEMENT AMENDMENT. The Company, SOFTBANK
                  ---------------------------------------
Capital Partners LP and SOFTBANK Capital Advisors Fund LP (collectively, the "Softbank Entities") and Rustic Canyon Ventures, L.P. (f/k/a/ TMCT Ventures, L.P.) ("RCV") shall have each duly executed and delivered the Registration Rights Agreement Amendment.

          (c)     CLOSING DELIVERIES. The Company and Rubin shall each have
                  ------------------
delivered to the Purchaser all items required to be delivered by each of them at the Closing by Section 2.2 hereof.

          (d)     COMPLIANCE CERTIFICATE.  The President of the Company shall
                  ----------------------
deliver to the Purchaser a certificate certifying that the conditions specified in Section 7.1(a) have been fulfilled with respect to the Company, and Rubin shall deliver to the Purchaser a certificate certifying that the conditions specified in Section 7.1(a) have been fulfilled with respect to Rubin.

          (e)     OPINION OF COMPANY'S COUNSEL. The Purchaser shall have
                  ----------------------------
received from Blank Rome Comisky & McCauley LLP, counsel to the Company, an opinion addressed to the Purchaser, dated the Closing Date, in the form attached hereto as Exhibit B.
          ---------

          (f)     NO INJUNCTION, ORDER, ETC. There shall be no injunction, order
                  -------------------------
or decree of any nature of any court or government authority of competent jurisdiction that is in effect that restrains or prohibits the consummation of the transactions contemplated hereby.

          (g)     BOARD APPROVAL.  The Company's Board of Directors shall have
                  --------------
approved the transactions contemplated by this Agreement.

          (h)     WAIVER OF PREEMPTIVE RIGHTS. The Softbank Entities and RCV
                  ---------------------------
shall have all waived their respective preemptive rights with respect to the issuance of the Company Shares.

          (i)     SOFTBANK LETTER AGREEMENT. The Company and the Softbank
                  -------------------------
Entities shall have entered into a letter agreement substantially in the form attached hereto as Exhibit C (the "Softbank Letter Agreement").
                   ---------

          (j)     WAITING PERIOD. Any waiting period applicable to the sale of
                  --------------
the Shares under the HSR Act shall have expired or been terminated.

          (k)     SATISFACTION OF CONDITIONS. All of the foregoing conditions
                  --------------------------
shall have been satisfied or waived by the Purchaser on or prior to the close of business on the date which is 180 days following the date hereof.

     Section 7.2  CONDITIONS TO THE COMPANY'S AND RUBIN'S OBLIGATIONS AT THE
                  ----------------------------------------------------------
CLOSING.  The obligation of the Company and Rubin to consummate the transactions
-------
contemplated herein at the Closing is subject to the fulfillment on or prior to the Closing Date of the following conditions:

          (a)     REPRESENTATIONS AND WARRANTIES CORRECT; PERFORMANCE OF
                  --------------------------------------- --------------
OBLIGATIONS.  The representations and warranties made by the Purchaser in
-----------
Article V hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date (except with respect to representations and warranties made as of a specific time, which shall be true in all material respects as of such time, and except for representations and warranties containing a materiality qualification, which must be true in all respects) with the same effect as though such representations and warranties had been made at and as of the Closing Date; and the Purchaser shall have performed all obligations herein required to be performed by them on or prior to the Closing Date in all material respects (except with respect to obligations containing a materiality qualification, which must be performed in all respects).

          (b)     REGISTRATION RIGHTS AGREEMENT AMENDMENT. The Purchaser shall
                  ---------------------------------------
have duly executed and delivered the Registration Rights Agreement Amendment.

          (c)     CLOSING DELIVERIES.  The Purchaser shall have delivered to the
                  ------------------
Company all items required to be delivered by the Purchaser at the Closing by
Section 2.2 hereof.

          (d)     NO INJUNCTION, ORDER, ETC. There shall be no injunction, order
                  -------------------------
or decree of any nature of any court or government authority of competent jurisdiction that is in effect that restrains or prohibits the consummation of the transactions contemplated hereby.

          (e)     WAITING PERIOD. Any waiting period applicable to the sale of
                  --------------
the Shares under the HSR Act shall have expired or been terminated.

          (f)     SATISFACTION OF CONDITIONS. All of the foregoing conditions
                  --------------------------
shall have been satisfied or waived by the Company and Rubin on or prior to the close of business on the date which is 180 days following the date hereof.


                                 ARTICLE VIII
                                INDEMNIFICATION

     Section 8.1  INDEMNIFICATION BY THE COMPANY.  The Company covenants and
                  ------------------------------
agrees to indemnify and hold the Purchaser harmless from and against, and to reimburse the Purchaser for, any claim for any losses, damages, liabilities or expenses, including reasonable counsel fees (collectively "Damages") incurred by the Purchaser by reason of or arising from (i) any misrepresentation or breach of any representation or warranty of the Company contained in this Agreement or in any instrument delivered hereunder or (ii) any failure by the Company to perform any obligation or covenant required to be performed by it under any provision of this Agreement.

     Section 8.2  INDEMNIFICATION BY RUBIN.  Rubin covenants and agrees to
                  ------------------------
indemnify and hold the Purchaser harmless from and against, and to reimburse the Purchaser for, any claim for any Damages incurred by the Purchaser by reason of or arising from (i) any misrepresentation or breach of any representation or warranty of Rubin contained in this Agreement or in any instrument delivered hereunder or (ii) any failure by Rubin to perform any obligation or covenant required to be performed by him under any provision of this Agreement.

     Section 8.3  INDEMNIFICATION BY THE PURCHASER.  The Purchaser covenants and
                  --------------------------------
agrees to indemnify and hold the Company and Rubin harmless from and against, and to reimburse the Company and Rubin for, any claim for any Damages incurred by the Company or Rubin by reason of or arising from (i) any misrepresentation or breach of any representation or warranty of the Purchaser contained in this Agreement or in any instrument delivered hereunder or (ii) any failure by the Purchaser to perform any obligation or covenant required to be performed by it under any provision of this Agreement.


                                  ARTICLE IX
                                 MISCELLANEOUS

     Section 9.1  GOVERNING LAW.  This Agreement shall be governed by, and
                  -------------
construed in accordance with, the laws of the State of Delaware without regard to the conflict of laws provisions thereof.

     Section 9.2  SURVIVAL.  The representations, warranties, covenants and
                  --------
agreements made herein shall survive the closing of the transactions contemplated hereby.

     Section 9.3  SUCCESSORS AND ASSIGNS.  Except as expressly provided herein,
                  ----------------------
the rights and obligations hereunder may not be assigned or delegated by the Purchaser without the prior written consent of the Company and Rubin and may not be assigned or delegated by Rubin or the Company without the prior written consent of the Purchaser; provided, however, that the Purchaser may assign, in
                          --------  -------
whole or in part, its rights and delegate its obligation hereunder (including, without limitation, the right to purchase any or all of the Shares and the obligation to pay all or any portion of the Company Purchase Price or the Rubin Purchase Price) to any entity that directly or indirectly controls, is controlled by, or is under common control with the Purchaser, including, without limitation, Comcast Corporation and QVC, Inc. (each, an "Affiliate" and, all Affiliates together with the Purchaser, the "Purchaser Group"); and provided,
                                                                    --------
further, that any such delegation by the Purchaser of its obligations shall not
-------
relieve the Purchaser of liability to the Company and Rubin that it would otherwise have in the event such obligations are not performed. The provisions hereof shall inure to the benefit of, and be binding upon, the successors and permitted assigns of the parties hereto.

     Section 9.4  ENTIRE AGREEMENT; AMENDMENT.  Except as expressly provided to
                  ---------------------------
the contrary in any separate agreement, this Agreement constitutes the full and entire understanding and agreement among the parties with regard to the subject matter hereof. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company, Rubin and the Purchaser.

     Section 9.5  NOTICES AND OTHER COMMUNICATIONS.  Every notice or other
                  --------------------------------
communication required or contemplated by this Agreement by either party shall be delivered either by (i) personal delivery, (ii) postage prepaid return receipt requested by registered or certified mail, (iii) overnight courier, such as Federal Express or UPS, or (iv) facsimile with a confirmation copy sent simultaneously by postage prepaid, return receipt requested, registered or certified mail, in each case addressed to the Company, Rubin or the Purchaser as the case may be at the following address:

     To the Company:          Global Sports, Inc.
                              1075 First Avenue
                              King of Prussia, Pennsylvania 19406
                              Telephone:  (610)  265-3229
                              Facsimile:  (610)  265-1730
                              Attn:  General Counsel

     With a copy to:          Blank Rome Comisky & McCauley  LLP
                              One Logan Square
                              Philadelphia,  Pennsylvania  19103
                              Attn:  Francis E. Dehel, Esq.
                              Telephone:  (215)  569-5532
                              Facsimile:  (215)  569-5628

     To Rubin:                Michael G. Rubin
                              Global Sports, Inc.
                              1075 First Avenue
                              King of Prussia, Pennsylvania 19406
                              Telephone:  (610)  265-3229
                              Facsimile:  (610)  265-1730

     With copies to:          Global Sports, Inc.
                              1075 First Avenue
                              King of Prussia, Pennsylvania 19406
                              Telephone:  (610)  265-3229
                              Facsimile:  (610)  265-1730
                              Attn:  General Counsel

                              and

                              Blank Rome Comisky & McCauley  LLP
                              One Logan Square
                              Philadelphia,  Pennsylvania  19103
                              Attn:  Francis E. Dehel, Esq.
                              Telephone:  (215)  569-5532
                              Facsimile:  (215)  569-5628

     To the Purchaser:        c/o QVC, Inc.
                              Studio Park
                              Mail Code 223
                              West Chester, Pennsylvania
                              19380
                              Attn: Neal Grabell, Esq.
                              Telephone: (610) 701-8974
                              Facsimile: (610) 701-1380

     With a copy to:          Drinker Biddle & Reath LLP
                              One Logan Square
                              Philadelphia, Pennsylvania  19103
                              Attn:  Howard A. Blum, Esq.
                              Telephone: (215) 988-2794
                              Facsimile: (215) 988-2757

or at such other address as the intended recipient previously shall have designated by written notice given in like manner to the other party. Notice by registered or certified mail shall be effective on the date it is officially recorded as delivered to the intended recipient by return receipt or equivalent, and in the absence of such record of delivery, the effective date shall be presumed to have been the fifth (5th) business day after it was deposited in the mail. All notices delivered in person or sent by courier shall be deemed to have been delivered to and received by the addressee and shall be effective on the date of personal delivery; notices delivered by facsimile with simultaneous confirmation copy by registered or certified mail shall be deemed delivered to and received by the addressee and effective on the date sent. Notice not given in writing shall be effective only if acknowledged in writing by a duly authorized representative of the party to whom it was given.

     Section 9.6  DELAYS OR OMISSIONS.  No delay or omission to exercise any
                  -------------------
right, power or remedy accruing to any person or entity hereunder shall impair any such right, power or remedy nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any person or entity hereunder of any breach or default under this Agreement, or any waiver on the part of any such person or entity of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies either under this Agreement, or by law or otherwise shall be cumulative and not alternative.

     Section 9.7  SEVERABILITY.  In case any provision of this Agreement shall
                  ------------
be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     Section 9.8  COUNTERPARTS.  This Agreement may be executed in any number of
                  ------------
counterparts, each of which shall be an original, but all of which together shall constitute one instrument. Execution and delivery of this Agreement by exchange of facsimile copies bearing the facsimile signature of a party hereto shall constitute a valid and binding execution and delivery of this Agreement by such party.

     Section 9.9  ATTORNEYS' FEES.  If any action or proceeding shall be
                  ---------------
commenced to enforce this Agreement or any right arising in connection with this Agreement, the prevailing party in such action or proceeding shall be entitled to recover from the other party the reasonable attorneys' fees, costs and expenses incurred by such prevailing party in connection with such action or proceeding.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.


                                GLOBAL SPORTS, INC.

                                By:      /s/ Michael G. Rubin
                                   ----------------------------------
                                Name:    Michael G. Rubin
                                Title:   President and
                                         Chief Executive Officer



                                         /s/ Michael G. Rubin
                                ------------------------------------
                                MICHAEL G. RUBIN


                                INTERACTIVE TECHNOLOGY HOLDINGS, LLC

                                By:    QK Holdings, Inc., its Managing Member

                                       By:      /s/ David Apostolico
                                           ------------------------------------
                                       Name:    David Apostolico
                                       Title:   President